AMENDMENT TO
                         MANAGED CARE ALLIANCE AGREEMENT

THIS AMENDMENT (the "Amendment") is entered into this 15 day of July , 2005 by and between CIGNA Health Corporation, for and on behalf of its affiliates (individually and collectively, "CIGNA"), and Gentiva CareCentrix, Inc. ("MCA").

                              W I T N E S S E T H

WHEREAS, CIGNA and MCA entered into a Managed Care Alliance Agreement which became effective January 1, 2004 (the "Agreement") whereby MCA agreed to provide through its Represented Providers certain health care services to Participants as that term is defined in the Agreement;

WHEREAS, in connection with the Medicare Prescription Drug, Improvement and Modernization Act of 2003, as codified in sections 1860D-1 through 1860D-41 of the Social Security Act, CIGNA has submitted to the Centers for Medicare and Medicaid Services ("CMS") an application to become a Part D plan sponsor and offer a Medicare Part D plan as set forth in the Medicare Prescription Drug Benefit Plan Final Rules contained in 42 CFR Parts 422 and 423 ("PDP Final Rules");

WHEREAS, MCA and its Represented Providers have agreed to serve as a provider for CIGNA in connection with such Medicare Part D plan as set forth in this Amendment;

WHEREAS, certain provisions are required to be included in the contract between CIGNA and its subcontractors with respect to such Medicare Part D plan as required by CMS and the PDP Final Rules; and

WHEREAS, the parties wish to amend the Agreement to reflect the terms and conditions applicable to MCA's and its Represented Providers' participation in CIGNA's Medicare Part D plan and to comply with the requirements of the PDP Final Rules.

NOW THEREFORE, CIGNA and MCA agree as follows:

     1.   This Amendment shall be effective on January 1, 2006.


     2. MCA and its Represented Providers agree to participate as a provider for CIGNA in connection with CIGNA's Medicare Part D plan. Such participation shall be governed by the terms and conditions set forth in the Agreement and the Medicare Part D Program Attachment attached hereto and made a part of the Agreement.

     3. To the extent that the provisions in the Agreement, including any prior amendments, conflict with the terms of this Amendment (including the exhibits hereto), the terms in this Amendment shall supersede and control. All other terms and conditions of the Agreement, as previously amended, including the Program Attachments and the Exhibits attached thereto, shall remain in full force and effect. Capitalized terms not defined herein but defined in the Agreement shall have the same meaning as defined in the Agreement.


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IN WITNESS WHEREOF, CIGNA and MCA have caused their duly authorized representatives to execute this Amendment.

CIGNA


By:       _________________________________

Its:      _________________________________

Dated:  ___________________________________



MCA

By:      __________________________________

Its:     __________________________________

Dated:   __________________________________


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                       MEDICARE PART D PROGRAM ATTACHMENT
                                       TO
                         MANAGED CARE ALLIANCE AGREEMENT

The terms and conditions of this Medicare Part D Program Attachment and the Agreement are applicable to services rendered to Medicare Part D Participants. As used in this Program Attachment, Participant means a Medicare Part D Participant.

I.   DEFINITIONS


Covered Services - for purposes of this Program Attachment, Covered Services means * prescription drugs provided to a Medicare Part D Participant in accordance with a Service Agreement.

Medicare Part D Participant - means a Medicare eligible individual who is eligible for Covered Services under Part D, for whom CIGNA receives payment from the Centers for Medicare and Medicaid Services ("CMS"). For purposes of Medicare Part D Participants, all references to Participants in the Agreement and this Program Attachment shall mean Medicare Part D Participants.

Part D - means the Medicare Prescription Drug Program established by Section 101 of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003
(MMA), as codified in sections 1860D-1 through 1860D-41 of the Social Security Act.

Part D Plan Sponsor - means a nongovernmental entity that is certified under 42 CFR Part 423 as meeting the requirements and standards that apply to entities that offer Part D prescription drug plans.

Negotiated Prices - means prices for Part D drugs that are available to Medicare Part D Participants at the point of administration, and are reduced by those discounts, direct or indirect subsidies, rebates, other prices concessions, and direct or indirect remunerations that CIGNA has elected to pass through to Part D Participants at the point of administration, including dispensing fees.

II.  SERVICES AND COMPENSATION

     A. MCA through its Represented Providers shall provide those Covered Services within the scope of Represented Providers' practice that are required by Medicare Part D Participants in accordance with the terms of the Agreement, this Program Attachment and Program Requirements. The rates set forth in this Program Attachment shall be payment in full for such services. MCA and Represented Providers shall apply the correct cost-sharing amount (Medicare Part D Participant Deductibles, Copayments and Coinsurance), including cost-sharing applicable to Medicare Part D Participants who qualify for the Part D low income subsidy.

     B. As applicable, MCA or Represented Providers shall have and maintain the capability to submit claims to CIGNA for Covered Services to a *.

     C. At the point of administration or delivery of prescription drugs, MCA through its Represented Providers shall provide the Medicare Part D Participant with the lowest-priced, generically equivalent drug, if one exists for the Medicare Part D Participant's prescription, and shall inform the Medicare Part D Participant of the substitution.

     D. MCA through its Represented Providers shall implement and maintain up-to-date * for Medicare Part D Participants, including, but not limited to: A.


* Confidential Treatment Requested


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

          (1) *; and
          (2) *.

     E. MCA and Represented Providers shall provide to CIGNA all data on claims, utilization, medication therapy management, and other data required for compliance with Part D Quality Assurance standards, in the manner prescribed by CMS.

     F. MCA and Represented Providers shall provide Medicare Part D Participants access to Negotiated Prices for Covered Part D drugs included in CIGNA's Part D formulary, at the point of administration.

     G. MCA and Represented Providers acknowledge and agree that, upon becoming a Part D sponsor, CIGNA will monitor the performance of MCA and its Represented Providers on an ongoing basis.

     H. If MCA or Represented Providers are owned by or under contract with a long-term care facility to provide prescription drugs to the facility's residents under the terms of the MCA Agreement, MCA and Represented Providers agree to abide by performance and service criteria for long-term care pharmacies as specified by CMS in the attached Exhibit marked "Long Term Care Guidance."

     I. MCA through its Represented Providers will offer patient counseling services to Medicare Part D Participants when appropriate.

     J. As applicable, MCA's Represented Providers shall review the prescribed drug therapy prior to dispensing each prescription to a Medicare Part D Participant, which review shall include screening the prescription against information in CIGNA's online system, as applicable, for potential drug therapy problems due to therapeutic duplication, age/gender-related contraindications, over- and under-utilization, drug-drug interactions, incorrect drug dosage or duration of drug therapy, drug-allergy contraindications and clinical abuse/misuse.

     K. MCA or its Represented Providers shall establish and implement internal medication error identification and reduction systems.

     L. If CIGNA delegates an activity or responsibility to MCA or its Represented Providers and CIGNA or CMS determines that MCA or its Represented Providers have not performed it satisfactorily, such delegation may be revoked.

     M. MCA shall by contract require that its Represented Providers abide by the applicable requirements of the Agreement, including this Medicare Part D Program Attachment. MCA's activities with regard to Medicare Part D Participants shall be consistent and comply with CIGNA's contractual obligations as a Part D Plan Sponsor. MCA shall by contract require that the activities of its Represented Providers are consistent and comply with CIGNA's contractual obligations as a Part D Plan Sponsor. MCA's Represented Provider contracts shall include all of the provisions required by applicable law, including but not limited to, the provisions required by the PDP Final Rules.

III. COMPLIANCE WITH MEDICARE REQUIREMENTS

     A. MCA and its Represented Providers shall comply with all applicable state and federal statutory, regulatory and CMS requirements relating to Medicare Part D Participants including, but not limited to, the requirements set forth in the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 ("MMA"), as codified in sections 1860D-1 through 1860D-41 of the Social


* Confidential Treatment Requested


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     Security Act (the Act) and the rules and regulations promulgated thereunder, as amended from time to time. To the extent that any such legal requirement is inconsistent with any of the terms and conditions of the Agreement, such legal requirement shall control. MCA and Represented Providers will cooperate and participate in CIGNA's efforts to comply with all applicable statutory, regulatory and CMS requirements relating to Medicare Part D Participants to the extent reasonably requested by CIGNA. The requirements of the Act shall include, but shall not be limited to, the following:

     (1) MCA and its Represented Providers shall allow CIGNA and any applicable state or federal regulatory authorities, including but not limited to the Department of Health and Human Services, the Comptroller General, CMS, or their designees, to inspect, evaluate and audit MCA's or its Represented Provider's contracts, books, prescription records, documents, papers and other records relating to Medicare Part D Participants, in accordance with 42 CFR 413.505 (i)(2). This right to inspect, evaluate and audit shall extend no less than ten (10) years from the later of i) the final date of the contract period during which CIGNA holds the Part D contract with CMS, or ii) the date of completion of any audit relating to those books and records by the Department of Health and Human Services, the Comptroller General, CMS or their designees; or iii) such other date determined by CMS to be necessary.

     (2) MCA and its Represented Providers shall abide by all applicable state and federal privacy and security laws and regulations, including the confidentiality and security requirements of 42 C.F.R. 423.136. MCA and its Represented Providers shall abide by all applicable laws and regulations regarding confidentiality and disclosure of medical records, or other health and enrollment information, and shall safeguard the privacy of any information that identifies a particular Medicare Part D Participant. MCA and its Represented Providers shall have and maintain procedures that specify:

     (a). For what purposes the information is used within MCA and its Represented Providers; and

     (b). To whom and for what purposes MCA and Represented Providers disclose the information outside of the organization.

     MCA and Represented Providers shall ensure that medical information is released only in accordance with applicable federal or state law, or under court order or subpoena. MCA's and Represented Providers' records relating to Medicare Part D Participants shall be maintained in an accurate and timely manner as required by applicable laws and regulations. MCA and Represented Providers shall ensure timely access by Medicare Part D Participants to the records and information that pertain to them, in accordance with applicable laws and regulations.

     (3) Any services or other activity performed by MCA and its Represented Providers under the Agreement shall be consistent with and comply with the obligations of CIGNA under its Part D contract with CMS.

B. MCA and its Represented Providers shall not hold any Medicare Part D Participant liable for any fees under Part D that are the legal obligation of CIGNA. MCA and its Represented Providers agree that in no event, including, but not limited to non-payment by CIGNA, CIGNA's insolvency or breach of this Agreement, shall MCA or its Represented Providers bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Medicare Part D Participants or persons (other than CIGNA) acting on their behalf for Covered Services. This provision shall not prohibit collection of any applicable Copayments, Deductibles or Coinsurance.

IV.   TERM

     This Medicare Part D Program Attachment shall be effective for a period of one year from its original effective date, or through December 31, 2006, whichever is longer, and, thereafter, shall


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automatically continue in effect for successive one year periods, unless terminated pursuant to the Termination provisions of the Agreement.


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                                    EXHIBIT A

Covered Services rendered by MCA's Represented Providers to Medicare Part D Participants shall be reimbursed at the lesser of the applicable rate set forth in Exhibit A to the HMO Program Attachment entitled HMO Program Attachment- Fee For Service Reimbursement For Other Services or the Medicare maximum allowable fee, less any applicable Copayments, Deductibles or Coinsurance amounts:


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                                     Exhibit
                             Long Term Care Guidance

Capitalized terms not defined herein but defined in the Agreement shall have the same meaning as defined in the Agreement.

MCAs providing products and services to long term care ("LTC") facilities under the Agreement shall comply with the following minimum Performance and Service Criteria. LTC facilities include skilled nursing facilities as defined under Title XVIII of the Social Security Act (the Act), or a medical institution or nursing facility for which Medicaid makes payment throughout a month as defined under Title XIX of the Act.

Performance and Service Criteria for Network LTC Pharmacies.

1. Comprehensive Inventory and Inventory Capacity - MCA must provide a comprehensive inventory of Part D Plan formulary drugs commonly used in the long term care setting. In addition, MCA must provide a secured area for physical storage of drugs, with necessary added security as required by federal and state law for controlled substances. This is not to be interpreted that the MCA will have inventory or security measures outside of the normal business setting.

2. Pharmacy Operations and Prescription Orders - MCA must provide services of a dispensing pharmacist to meet the requirements of pharmacy practice for dispensing prescription drugs to LTC residents, including but not limited to the performance of drug utilization review (DUR). In addition, the MCA pharmacist must conduct DUR to routinely screen for allergies and drug interactions, to identify potential adverse drug reactions, to identify inappropriate drug usage in the LTC population, and to promote cost effective therapy in the LTC setting. The MCA must also be equipped with pharmacy software and systems sufficient to meet the needs of prescription drug ordering and distribution to an LTC facility. Further, the MCA must provide written copies of the MCA's pharmacy procedures manual and said manual must be available at each LTC facility nurses' unit. MCA is also required to provide ongoing in-service training to assure that LTC facility staff are proficient in the MCA's processes for ordering and receiving of medications. MCA must be responsible for return and/or disposal of unused medications following discontinuance, transfer, discharge, or death as permitted by the applicable State Board of Pharmacy. Controlled substances and out of date substances must be disposed of within State and Federal guidelines.

3. Special Packaging - MCA must have the capacity to provide specific drugs in Unit of Use Packaging, Bingo Cards, Cassettes, Unit Dose or other special packaging commonly required by LTC facilities. MCA must have access to, or arrangements with, a vendor to furnish supplies and equipment including but not limited to labels, auxiliary labels, and packing machines for furnishing drugs in such special packaging required by the LTC setting.


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4. IV Medications - MCA must have the capacity to provide IV medications to the
LTC resident as ordered by a qualified medical professional. MCA must have access to specialized facilities for the preparation of IV prescriptions (clean room). Additionally, MCA must have access to or arrangements with a vendor to furnish special equipment and supplies as well as IV trained pharmacists and technicians as required to safely provide IV medications.

5. Compounding /Alternative Forms of Drug Composition - MCA must be capable of providing specialized drug delivery formulations as required for some LTC residents. Specifically, residents unable to swallow or ingest medications through normal routes may require tablets split or crushed or provided in suspensions or gel forms, to facilitate effective drug delivery.

6. Pharmacist On-call Service - MCA must provide on-call, 24 hours a day, 7 days a week service with a qualified pharmacist available for handling calls after hours and to provide medication dispensing available for emergencies, holidays and after hours of normal operations.

7. Delivery Service - MCA must provide for delivery of medications to the LTC facility up to seven days each week (up to three times per day) and in-between regularly scheduled visits. Emergency delivery service must be available 24 hours a day, 7 days a week. Specific delivery arrangements will be determined through an agreement between the MCA and the LTC facility. MCA must provide safe and secure exchange systems for delivery of medication to the LTC facility. In addition, MCA must provide medication cassettes, or other standard delivery systems, that may be exchanged on a routine basis for automatic restocking. The MCA delivery of medication to carts is a part of routine "dispensing".

8. Emergency Boxes - MCA must provide "emergency" supply of medications as required by the facility in compliance with State requirements.

9. Emergency Log Books - MCA must provide a system for logging and charging medication used from emergency/first dose stock. Further, the MCA must maintain a comprehensive record of a resident's medication order and drug administration.

10. Miscellaneous Reports, Forms and Prescription Ordering Supplies - MCA must provide reports, forms and prescription ordering supplies necessary for the delivery of quality pharmacy care in the LTC setting. Such reports, forms and prescription ordering supplies may include, but will not necessarily be limited to, provider order forms, monthly management reports to assist the LTC facility in managing orders, medication administration records, treatment administration records, interim order forms for new prescription orders, and boxes/folders for order storage and reconciliation in the facility.


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